UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 18, 2019

Solar Capital Ltd.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Park Avenue, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

(212) 993-1670
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SLRC	The NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On December, 18, 2019, Solar Capital Ltd. (the “Company”) entered into a Third Supplement to Note Purchase Agreement, dated as of December 18, 2019 (the “Supplement”), to that certain Note Purchase Agreement dated as of November 8, 2016 (the “NPA”). Pursuant to the Supplement, on December 18, 2019, the Company issued to certain institutional investors, in a private placement, $200 million in aggregate principal amount of unsecured notes comprised of (i) $125 million aggregate principal amount of five-year, 4.2% Series 2016D unsecured notes, Tranche A, due December 15, 2024, and (ii) $75 million aggregate principal amount of seven-year, 4.375% Series 2016D unsecured notes, Tranche B, due December 15, 2026 (together, the “Series 2016D Notes”), as an additional series of notes under the NPA. Except as set forth in the Supplement, the Series 2016D Notes have the same terms as the Series 2016A, Series 2016B and Series 2016C notes that were previously issued pursuant to the NPA, and the first supplement and second supplement thereto, respectively. Interest on the Series 2016D Notes will be payable semi-annually on June 15 and December 15 in each year, commencing June 15, 2020. The NPA also contains customary terms and conditions for unsecured notes issued in a private placement.

On December 18, 2019 the Company issued a press release describing the issuance of the Series 2016D Notes, a copy of which is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solar Capital Ltd.

Date: December 18, 2019	By:	/s/ Richard L. Peteka
Richard L. Peteka
Secretary